UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 15, 2003
                       ___________________________________
                               ABCI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
     Delaware                                       86-0214815
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

           5897 Oberlin Drive, Suite 210, San Diego, California 92121
                                 (760) 434-8486
                    (Address of principal executive offices)
                ________________________________________________

                                Thomas N. Carter
                                Chairman and CEO
                          5897 Oberlin Drive, Suite 210
                           San Diego, California 92121
                     (Name and address of agent for service)
                                 (760) 720-9641
          (Telephone number, including area code of agent for service)

Item 5.  Other Events.

     On January 12, 2003, the Board of Directors nominated and approved of the election of Mark L. Baum to the Company board of directors. Mr. Baum shall serve a one year term. Mr. Baum currently owns no common shares, nor is he the beneficial owner of any Company common shares.

Mark L. Baum has more than 10 years experience in creating, financing and growing development stage enterprises in a variety of industries. Mr. Baum has participated in numerous public spin-offs, venture fundings, private-to-public mergers, and multi-million dollar asset acquisitions and divestitures. Mr. Baum is a licensed attorney in the State of California and the principal attorney for The Baum Law Firm. Mr. Baum's law practice focuses on Securities Laws and related issues for SmallCap and MicroCap publicly reporting companies.

Item 6. Resignation of Company Director (See Exhibit "1")

     On January 15, 2003, Mr. Thomas N. Carter tendered his resignation as CEO and as a Director of the Company. The Company board acknowledges receipt and acceptance of the same. At the time of his resignation, there were no material disagreements of any kind with Mr. Carter. Mr. Baum, a director of the Company, shall serve as interim-CEO. ABCI Holdings, Inc.

January 15, 2003

/s/ Thomas N. Carter                                     /s/ Mark L. Baum
-----------------------                                  -------------------
Outgoing Director/Chairman and Outgoing CEO              Director and Incoming
Interim-CEO